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                                                                      Exhibit 11
                          BATTLE MOUNTAIN GOLD COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
               (in thousands, except share and per share amounts)


                                                                         Three months ended         Six months ended
                                                                             June  30,                  June 30,
                                                                    ------------------------   --------------------------
                                                                       1996          1995          1996           1995
                                                                    ----------   -----------   -----------   ------------
PRIMARY EARNINGS PER SHARE
Earnings
 Net (loss)income                                                   $    (4,051)  $     7,630  $    (8,054)   $    10,111
 Deduct dividends on preferred shares                                     1,868         1,869        3,737          3,738
                                                                    -----------   -----------  -----------    -----------
 Net (loss)income applicable to common stock                        $    (5,919)  $     5,761  $   (11,791)   $     6,373
                                                                    ===========   ===========  ===========    ===========
Shares
 Weighted average number of common shares outstanding                81,331,786    80,994,743   81,285,230     80,972,312
 Assuming exercise of stock options reduced by the number of shares which could have been purchased with the proceeds from
   exercise of such options                                                   -       479,218            -        489,893
 Assuming conversion of 6% convertible debentures                             -     4,848,485            -      4,848,485
                                                                    -----------   -----------  -----------    -----------
 Weighted average number of common shares outstanding, as adjusted   81,331,786    86,322,446   81,285,230     86,310,690
                                                                    ===========   ===========  ===========    ===========
 Primary (loss)earnings per common share                            $      (.07)  $       .07  $      (.15)   $       .07
                                                                    ===========   ===========  ===========    ===========
FULLY DILUTED EARNINGS PER SHARE (1)
Earnings
 Net (loss)income                                                   $    (4,051)  $     7,630  $    (8,054)   $    10,111
                                                                    ===========   ===========  ===========    ===========
Shares
 Weighted average number of common shares outstanding                81,331,786    80,994,743   81,285,230     80,972,312
 Assuming exercise of stock options reduced by the number of shares which could have been purchased with the proceeds from
   exercise of such options                                             323,998       535,823      371,091        523,929
 Assuming conversion of 6% convertible debentures                     4,847,515     4,848,485    4,847,515      4,848,485
 Assuming conversion of preferred stock                              10,952,529    10,952,600   10,952,559     10,952,600
                                                                    -----------   -----------  -----------    -----------
 Weighted average number of common shares outstanding, as adjusted   97,455,828    97,331,651   97,456,395     97,297,326
                                                                    ===========   ===========  ===========    ===========
 Net (loss)income per common share assuming full dilution           $      (.04)  $       .08  $      (.08)   $       .10
                                                                    ===========   ===========  ===========    ===========
ADDITIONAL PRIMARY COMPUTATION (1)
 Net income (loss) applicable to common stock, as adjusted per
   primary computation above                                        $    (5,919)               $   (11,791)
                                                                    ===========                ===========
 Weighted average number of shares outstanding, as adjusted per
   primary computation above                                         81,331,786                 81,285,230
 Anti-dilutive effect of outstanding options (as determined by
   the application of the treasury stock method)                        323,998                    339,630
 Anti-dilutive effect of conversion of 6% convertible debentures      4,847,515                  4,847,515
                                                                    -----------                -----------
 Weighted average number of common shares, as adjusted               86,503,299                 86,472,375
                                                                    ===========                ===========
  Primary (loss) earnings per share, as adjusted                    $      (.07)               $      (.14)
                                                                    ===========                ===========

(1) These calculations are submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraphs 30 and 40 of APB Opinion No. 15 because it produces an anti-dilutive result.